Exhibit 10.28

RETIREMENT AGREEMENT AND RELEASE

This Retirement Agreement and Release (“Agreement”), dated as of April 30, 2010 (the “Effective Date”), is entered into by and between Donald R. King (“Executive”) and Goodman Global, Inc. (together with its subsidiaries and affiliates, “Company”).

WHEREAS, Executive was employed by Company pursuant to the Severance Agreement entered into as of February 13, 2008, as amended effective December 17, 2008, by and between Company and Executive (the “Severance Agreement”).

NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which are hereby acknowledged, Executive and Company, on behalf of all the Released Parties (as defined herein), agree as follows:

1.	RETIREMENT; PAYMENTS AND BENEFITS TO EXECUTIVE

1.1 Retirement. Executive and Company have mutually agreed that Executive’s employment relationship with Company will terminate effective as of April 30, 2010 (the “Termination Date”) and shall be a termination under Section 5(c) of the Severance Agreement. On the Termination Date, Executive will retire from all his positions as Executive Vice President, Human Resources of the Company.

1.2 Payments and Benefits. Subject to Executive’s continued compliance with Sections 6 and 7 of the Severance Agreement and execution and non-revocation of this Agreement:

(i) Company will pay to Executive an amount equal to $1,036,450 in one lump sum on the date that is eight days after the Effective Date (the “Payment Date”), less applicable withholdings.

(ii) Company will provide Executive with the opportunity to earn a bonus for the entire 2010 fiscal year, based on the Company’s financial performance, payable at such times and in such amounts as the annual bonus will be paid pursuant to Section 4 of the Amended and Restated Chill Holdings, Inc. 2008 Annual Incentive Compensation Plan (the “Bonus Plan”), on the same basis as if Executive’s employment had not terminated. Except to the extent inconsistent with the terms of this Agreement, the bonus, if any, will be subject to all of the terms and conditions of the Bonus Plan, including the targets and payout scale for management level 2 employees set forth in the resolutions of the Boards of Directors of Goodman Global, Inc. and Goodman Global Group, Inc. approving such amounts for the 2010 year.

(iii) Notwithstanding Section 3 of the Chill Holdings, Inc. Management Stockholders’ Agreement dated as of February 13, 2008 (the “MSA”), Company and the H&F Investors (as defined in the MSA) agree not to exercise the call rights set forth therein.

(iv) Executive and Executive’s lawful spouse and qualifying dependents shall be entitled to continue participating in the Company’s group medical plan under the terms and conditions of such plan as in effect from time to time, until

Executive reaches age 65 or, if later, Executive’s qualifying age under Medicare (and, in the case of a qualifying dependent, such earlier date on which such dependent would cease to be eligible for coverage under such plan if Executive were an active employee), provided that such participation shall be on an after-tax basis and Executive will pay 100% of the premium that would have been payable if such continued coverage was provided under COBRA (less the 2% COBRA administrative surcharge).

(v) Company shall reimburse any business expenses and shall pay any perquisites properly incurred by Executive on or prior to the Termination Date and properly submitted to Company by Executive within 10 days following the Termination Date in accordance with Company’s usual policies. Such reimbursement shall be made on or prior to 10 business days after Executive provides Company with evidence reasonably satisfactory to Company for such expenses and perquisites, but in any event no later than 30 days after the Payment Date.

(vi) Company shall pay Executive four weeks of vacation pay, less the number of vacation days used by Executive between January 1, 2010 and the Termination Date. Such payment shall be made as soon as reasonably practicable on or after the Payment Date, but in any event no later than 30 days after the Payment Date.

(vii) Executive shall be allowed to retain his laptop computer; provided that before Executive is allowed to take title to the computer, Executive shall have provided the computer to Company’s IT department to have the computer cleansed of any sensitive or confidential information prior to the Payment Date. Executive shall be allowed to retain the Company cell phone and the associated phone number, provided that Executive shall be solely responsible for all charges incurred following the Effective Date.

1.3 Satisfaction of Claims. The receipt and satisfaction of the payments and benefits described in Section 1.2 above are acknowledged as full and final payment, accord and satisfaction of the payments, if any, to which Executive would have been entitled under Section 5 of the Severance Agreement, the Bonus Plan and any and all potential claims described in Section 2 against the Released Parties.

2.	RELEASE; EXECUTIVE REPRESENTATIONS

2.1 For and in consideration of the agreement of Company to make payment of the amounts described in Section 1 of this Agreement, Executive agrees, on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release Company and all predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities, but only with respect to their capacity relating to Company (collectively, the “Released Parties”), from any and all grievances, claims, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, which Executive ever had, now has, or claims to have against the Released Parties, by reason of any act or omission occurring before the date hereof, including, without limiting the generality of the foregoing, (a) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Released Parties prior to the execution of this Agreement, (b) all claims in connection with or in relation to Executive’s employment or other service relationship with Company, the termination of such relationship and any applicable employment, benefit, compensatory or equity arrangement with Company (each, a “Claim”); provided that nothing contained in this Agreement shall affect Executive’s rights to enforce this Agreement, or any existing rights:

(i) to indemnification from the Company under its by-laws as in effect on the Commencement Date (as defined in the Severance Agreement), or under the separate written indemnification agreement between Executive and Goodman Global, Inc. dated effective as of February 13, 2008 (the “Indemnification Agreement”);

(ii) to the rights and benefits payable pursuant to Section 1 of this Agreement;

(iii) to coverage under the Company’s officers and directors’ insurance policies, as in effect and in accordance with their terms;

(iv) to vested, accrued employee benefits which by the express terms of the applicable employee benefit plans extend beyond Executive’s termination of employment; and

(v) to exercise vested options in accordance with the terms of the Equity Documents (as defined in the Severance Agreement).

2.2 Without limiting the generality of the foregoing, Executive expressly releases the Released Parties from any and all claims for wages, benefits, discrimination, harassment and/or retaliation, under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Fair Labor Standards Act of 1938, as amended, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1992, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act of 1990, the National Labor Relations Act and the Equal Pay Act, and any and all claims for wrongful discharge, breach of contract, fraud, misrepresentation, any and all claims relating to compensation, benefits or equity, and any and all claims arising out of any actual or alleged contract of employment, whether written, oral, express or implied, or any other federal, state or local civil or human rights or labor law, ordinances, rules, regulations, guidelines, statutes, common law, contract or tort law, or arising out of or relating to Executive’s employment with and/or separation from Company, and/or any events occurring prior to the execution of this Agreement. Executive expressly understands and agrees that Company’s obligations under this Agreement are in lieu of any and all other amounts to which Executive may be, is now, or may become entitled to receive from any of the Released Parties upon any claim whatsoever, including without limitation any claim for employment, reinstatement of employment, payment for salary, back pay, front pay, interest, bonuses, contributions to or vesting in any employee benefit or equity incentive plan, program or arrangement, damages, accrued vacation, accrued sick leave, medical benefits, life insurance coverage, overtime, severance pay, and/or attorneys’ fees or costs, except as are expressly set forth in this Agreement.

2.3 Executive also specifically acknowledges that he is knowingly and voluntarily waiving and releasing any rights or claims that he has or may have under the Age Discrimination In Employment Act of 1967, 29 U.S.C. §§ 621-634, as amended (“ADEA”). In accordance with the ADEA, Company specifically advises Executive that, and Executive acknowledges that he has been advised in writing that: (1) his waiver and release do not apply to any rights or claims that may arise on or after the date Executive signs this Agreement, (2) he has the right to, and should, consult an attorney before signing this Agreement, (3) he has twenty-one (21) days to consider this Agreement (although he may execute this Agreement earlier), (4) he has seven (7) days after signing this Agreement to revoke this Agreement, and (5) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after Executive executes this Agreement. Executive acknowledges that any revocation of this Agreement must be received by Ben Campbell within the seven day revocation period.

2.4 Executive warrants that he has not made any assignment, transfer, conveyance or alienation of any potential claim, cause of action, or any right of any kind whatsoever as it relates to any Claim, including but not limited to, potential claims and remedies for discrimination, harassment, retaliation, or wrongful termination, and that no other person or entity of any kind has had, or now has as to any Claim, any financial or other interest in any of the demands, obligations, causes of action, debts, liabilities, rights, contracts, damages, costs, expenses, losses or claims which could have been asserted as to such Claim by Executive against Company. Executive also warrants that he has not filed any action, complaint, charge, grievance or arbitration against any of the Released Parties with respect to any Claim.

2.5 Notwithstanding the foregoing, nothing in this Section 2 shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in this Section 2 (but no other portion of such waiver); or (ii) initiating or participating in (but not benefiting from) an investigation or proceeding conducted by the EEOC with respect to ADEA.

2.6 The parties acknowledge that this Agreement is a settlement of disputed potential claims and is not an admission of liability or of the accuracy of any alleged fact or claim. Company expressly denies any violation of any federal, state, or local statute, ordinance, rule, regulation, order, common law or other law in connection with the employment and termination of employment of Executive. The parties expressly agree that this Agreement shall not be construed as an admission by any of the parties of any violation, liability or wrongdoing, and shall not be admissible in any proceeding as evidence of or an admission by any party of any violation or wrongdoing.

2.7 This Agreement in all respects shall be interpreted, enforced and governed under the laws of the State of Delaware and any applicable federal laws relating to the subject matter of this Agreement.

2.8 Executive agrees that Sections 6, 7, 8 and 10(p) of the Severance Agreement shall survive the Termination Date and will continue in full force and effect in accordance with their terms, and that Executive will continue to be bound by the obligations and provisions thereof.

2.9 This Agreement contains the entire agreement of the parties as to the subject matter hereof. No modification or waiver of any of the provisions of this Agreement shall be valid and enforceable unless such modification or waiver is in writing and signed by the party to be charged, and unless otherwise stated therein, no such modification or waiver shall constitute a modification or waiver of any other provision of this Agreement (whether or not similar) or constitute a continuing waiver.

2.10 Executive represents that he has been afforded a reasonable period of time within which to consider the terms of this Agreement, that he has read this Agreement, and is fully aware of its legal effects. Executive further represents and warrants that Executive is entering into this Agreement knowingly and voluntarily, without any mistake, duress or undue influence, and that Executive has been provided the opportunity to review this Agreement with counsel of Executive’s own choosing. In making this Agreement, each party relies upon his or its own judgment, belief and knowledge, and has not been influenced in any way by any representations or statements not set forth herein regarding the contents hereof by the entities who are hereby released, or by anyone representing them.

2.11 This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The parties further agree that delivery of an executed counterpart by facsimile shall be as effective as delivery of an originally executed counterpart.

2.12 Should any provision of this Agreement be declared or be determined by a forum with competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

[Signatures on next page.]

PLEASE READ AND CONSIDER THIS AGREEMENT CAREFULLY BEFORE EXECUTING. THIS RETIREMENT AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Goodman Global, Inc.

By:	/s/ David L. Swift
Name:	David L. Swift
Title:	President and Chief Executive Officer

Executive:

/s/ Donald R. King
Name: Donald R. King

Solely for purposes of Section 1.2(iii) of

this Agreement,

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI, L.P.

By:	Hellman & Friedman Investors VI, L.P., its general partner
By:	Hellman & Friedman LLC, its general partner

	By:	/s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI (PARALLEL), L.P.

By:	Hellman & Friedman Investors VI, L.P., its general partner
By:	Hellman & Friedman LLC, its general partner

	By:	/s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P., its general partner
By:	Hellman & Friedman LLC, its general partner

	By:	/s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI L.P.

By:	Hellman & Friedman Investors VI, L.P., its general partner
By:	Hellman & Friedman LLC, its general partner

	By:	/s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Managing Director

H&F CHILL PARTNERS, L.P.

By:	H&F Chill GP, LLC, its general partner
By:	Hellman & Friedman Investors VI, L.P., its managing member
By:	Hellman & Friedman LLC, its general partner

	By:	/s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Managing Director